Introduction
     Our unaudited pro forma as adjusted balance sheet as of September 30, 2006 reflects the following transactions as if they occurred on September 30, 2006 (in thousands):
•	Our acquisition of Petro-Rentals, for approximately $29.8 million in cash, which includes the payment of approximately $9.5 million of debt, and 246,761 shares of our common stock. The acquisition was funded with cash on hand remaining from our August 2006 equity and debt securities offerings. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed as if the acquisition occurred on September 30, 2006 (in thousands):

Current assets	$9,017
Property and equipment	28,200
Intangibles including goodwill	3,312
Other long-term assets	2

Total assets acquired	40,531

Current liabilities	2,333
Other long term liabilities	7,000

Total liabilities assumed	9,333

Net assets acquired	$31,198

We expect to incur approximately $82,000 of acquisition costs in connection with this acquisition. Petro-Rentals’ historical property and equipment values are expected to be increased by approximately $15.0 million based on third-party valuations. We do not expect any material differences from the preliminary allocation of the purchase price and actual purchase price allocation.
     Our unaudited pro forma as adjusted condensed consolidated statement of operations for the nine months ended September 30, 2006 reflects the following transactions as if such transactions occurred on January 1, 2005:
•	Our acquisition of Rogers Oil Tools, Inc. or Rogers, which closed on April 3, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$4,520
Property and equipment	9,886
Intangible assets	1,131

Total assets acquired	15,517

Current liabilities	1,717
Other long term liabilities	100

Total liabilities assumed	1,756

Net assets acquired	$13,700

We paid the purchase price with $11.3 million in cash (of which we borrowed $5.0 million under our line of credit), a $750,000 seller financed note and $125,285 newly issued shares of our common stock, which had a value of $1.7 million. We incurred approximately $341,000 of acquisition costs in connection with the Rogers acquisition. Rogers’ historical property and equipment book values were increased by approximately $8.4 million based on third-party valuations. Intangible assets include $981,000 assigned to patents and $150,000 assigned to a non-compete agreement based on third-party valuations and an employment contract. The intangibles have a weighted-average useful life of 11 years.

•	Our acquisition of DLS Drilling, Logistics & Service Corporation, or DLS, which closed August 14, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$54,370
Property and equipment	150,441
Other long-term assets	2

Total assets acquired	204,832

Current liabilities	36,530
Long-term debt	6,114
Intercompany note	17,256
Other long term liabilities	27,000

Total liabilities assumed	86,900

Net assets acquired	$117,932

We paid the purchase price with included $93.7 million in cash, $38.1 million in our common stock, $3.4 million of acquisition costs, less approximately $17.3 million of debt assigned to us. The cash component of the acquisition was funded from the proceeds of the August 2006 offering of our 9.0% senior notes and the sale of an additional 3.45 million shares of our common stock. We incurred approximately $3.4 million of acquisition costs in connection with the DLS acquisition. DLS historical property and equipment values were increased by approximately $42.7 million based on third-party valuations.
•	the sale of $95.0 million aggregate principal amount of notes in August 2006; and
•	our issuance of an additional 3.45 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the DLS acquisition.
•	our acquisition of Petro-Rentals, for approximately $29.8 million in cash and 246,761 shares of our common stock.
     Our unaudited pro forma as adjusted condensed consolidated statement of operations for the year ended December 31, 2005 reflects the following transactions as if such transactions occurred on January 1, 2005:
•	Our acquisition of Delta Rental Service, Inc., or Delta, which closed on April 1, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,327
Property and equipment	5,529
Intangible assets	150

Total assets acquired	7,006

Current liabilities	633
Long-term debt	523

Total liabilities assumed	1,156

Net assets acquired	$5,850

We paid the purchase price with approximately $4.5 million in cash, newly issued shares of our common stock valued at approximately $1.0 million and two promissory notes totaling $350,000 in principal amount. We incurred approximately $28,000 of acquisition costs in connection with the Delta acquisition. Delta’s historical property and equipment values were increased by approximately $4.2 million based on third-party valuations. The fair value of the $150,000 non-compete intangible asset was based on the related employment contract and has a useful life of 3 years.

•	Our acquisition of Capcoil Tubing Services, Inc., or Capcoil, which closed on May 2, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Current assets	$1,706
Property and equipment	2,908
Other long-term assets	11
Intangible assets	1,389
Goodwill	184

Total assets acquired	6,198

Current liabilities	847
Long-term debt	1,851

Total liabilities assumed	2,698

Net assets acquired	$3,500

We paid the purchase price with approximately $2.7 million in cash and newly issued shares of our common stock valued at approximately $750,000. We incurred approximately $26,000 of acquisition costs in connection with the Capcoil acquisition. Capcoil’s historical property and equipment book values were increased by approximately $1.0 million based on third-party valuations. Intangible assets include $1.0 million assigned to non-compete agreements included in employment contracts and $364,000 assigned to customer lists based on third-party valuations. The intangibles have a weighted-average useful life of 5 years.
•	Our acquisition of the assets of W.T. Enterprises, Inc., or W.T. Ent, which closed on July 11, 2005. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets at the date of acquisition (in thousands):

Property and equipment	4,500
Intangible assets	1,481
Goodwill	82

Total assets acquired	$6,063

We paid the purchase price with borrowing under our line of credit. We incurred approximately $63,000 of acquisition costs in connection with the W.T. Ent acquisition. W.T. Ent historical property and equipment book values were increased by approximately $3.0 million based on third-party valuations. Intangible assets include $600,000 assigned to non-compete agreements and $881,000 assigned to customer lists based on third-party valuations. The intangibles have a weighed-average useful life of 8 years.
•	Our acquisition of the minority interest in AirComp LLC from M-I LLC and a subordinated note in the principal amount of $4.8 million, which closed on July 11, 2005. We paid the purchase price with $7.1 million in cash from borrowing under our line of credit and the issuance of a new $4.0 million 5% subordinated note.
•	Our acquisition of Specialty Rental Tools, Inc., or Specialty, which closed on January 18, 2006. The following table summarizes the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Accounts receivable	$7,167
Other current assets	425
Property and equipment	90,540

Total assets acquired	98,132

Current liabilities	2,058
Long-term debt	74

Total liabilities assumed	2,132

Net assets acquired	$96,000

We paid the purchase price with net proceeds from or issuance of 9% senior notes in January 2006. We incurred approximately $453,000 of acquisition costs in connection with the Specialty acquisition. Specialty’s historical property and equipment book values were increased by approximately $71.5 million based on third-party valuations.
•	our issuance of $160.0 million aggregate principal amount of 9% senior notes in January 2006;

•	our acquisition of Rogers, which closed on April 3, 2006, for $11.3 million cash (of which we borrowed $5.0 million under our debt facility), the issuance of a $750,000 three year promissory note and the issuance of 125,285 shares of our common stock;

•	our acquisition of DLS, which closed August 14, 2006 for $93.7 million in cash and the issuance of 2.5 million shares of our common stock to the sellers as the stock component of the purchase price for DLS;

•	our sale of $95.0 million aggregate principal amount of notes in August 2006; and

•	our issuance of an additional 3.45 million shares of our common stock in order to fund a portion of the cash component of the purchase price for the DLS acquisition.

•	our acquisition of Petro-Rentals, for approximately $29.8 million in cash and 246,761 shares of our common stock.
     However, the pro forma as adjusted statement of operations information presented does not give effect to our immaterial acquisition of Target Energy, Inc., which was acquired effective August 1, 2005, and our acquisition of certain casing and tubing assets from Patterson Services, Inc. on September 1, 2005.
     Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma as adjusted financial statements.
     Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma as adjusted financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein. The unaudited pro forma as adjusted consolidated condensed financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dated indicated, nor do they project our results of operations or financial position of any future period or date.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2006

	Allis-Chalmers		Petro-Rentals		Allis-Chalmers
	Consolidated	Petro-Rentals	Purchase		Consolidated
	Historical	Historical	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$50,311	$2,769	$(27,291)	A	$25,789
Trade receivables, net	85,156	4,989	—		90,145
Inventories	25,813	401	—		26,214
Prepaids and other	6,374	858	—		7,232

Total Current Assets	167,654	9,017	(27,291)		149,380
Property and equipment, net	341,483	13,187	15,013	B	369,683
Goodwill	12,417	—	1,752	C	14,169
Other intangibles, net	6,802	—	1,560	C	8,362
Debt issuance costs, net	8,585	—	—		8,585
Other assets	155	2	—		157

Total Assets	$537,096	$22,206	$(8,966)		$550,336

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$8,493	$2,017	$(1,601)	A	$8,909
Trade accounts payable	26,311	408	—		26,719
Accrued employee benefits	10,050	36	300	D	10,386
Accrued interest	4,950	—	—		4,950
Accrued expenses	16,754	1,173	82	E	18,009

Total Current Liabilities	66,558	3,634	(1,219)		68,973
Accrued postretirement benefit obligations	304	—	—		304
Long-term debt, net of current maturities	262,466	5,494	(5,494)	A	262,466
Other long-term liabilities	27,300	1,140	5,860	F	34,300

Total Liabilities	356,628	10,268	(853)		366,043
Stockholders’ equity
Common stock	246	101	(99)	G	248
Accumulated other comprehensive income	—	7	(7)	G	—
Capital in excess of par value	153,135	—	3,823	G	156,958
Retained earnings	27,087	11,830	(11,830)	G	27,087

Total Stockholders’ Equity	180,468	11,938	(8,113)		184,293

Total Liabilities and Stockholders’ Equity	$537,096	$22,206	$(8,966)		$550,336

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(In thousands, except per share data)

	Allis-Chalmers		Rogers			DLS					Petro-Rental		Allis-Chalmers
	Consolidated	Rogers	Purchase		DLS	Purchase		Offering		Petro-Rental	Purchase		Consolidated
	Historical	Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Pro Forma
Revenues	$193,236	$2,085	$—		$103,898	$—		$—		$14,653	$—		$313,872
Cost of revenues	123,184	1,105	121	AA	86,868	(606)	AB	—		8,212	(172)	AB	218,712

Gross profit	70,052	980	(121)		17,030	606		—		6,441	172		95,160
General and administrative expense	26,494	820	33	AC	4,317	—		198	AD	3,510	117	AC	35,489

Income (loss) from operations	43,558	160	(154)		12,713	606		(198)		2,931	55		59,671
Other income (expense) Interest, net	(12,085)	2	(109)	AE	(3,391)	1,029	AF	(4,969)	AG	(179)	—		(19,702)
Other	(6)	(7)	—		(829)	—		—		—	—		(842)

Income (loss) before taxes	31,467	155	(263)		8,493	1,635		(5,167)		2,752	55		39,127
Taxes	(6,197)	—	—	AH	(4,512)	967	AI	—	AH	(1,073)	1,073	AH	(9,742)

Income from continuing operations	25,270	155	(263)		3,981	2,602		(5,167)		1,679	1,128		29,385
Income from discontinued operations	—	—	—		2,375	—		—		—	—		2,375

Net income (loss)	$25,270	$155	$(263)		$6,356	$2,602		$(5,167)		$1,679	$1,128		$31,760

Pro forma net income per common share
Basic	$1.33												$1.28

Diluted	$1.25												$1.22

Weighted average shares outstanding
Basic	18,944		42	AJ		2,361	AJ	3,258	AK		247	AL	24,852

Diluted	20,155		42	AJ		2,361	AJ	3,258	AK		247	AL	26,063

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

	Allis-Chalmers		Delta			Capcoil			W.T. Ent		MI			Specialty					Rogers			DLS					Petro-Rental		Allis-Chalmers
	Consolidated	Delta	Purchase		Capcoil	Purchase		W.T. Ent	Purchase		Purchase		Specialty	Purchase		Debt		Rogers	Purchase		DLS	Purchase		Offering		Petro-Rental	Purchase		Consolidated
	Historical	Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Historical	Adjustments		Pro Forma
Revenues	$105,344	$821	$—		$2,161	$—		$2,057	$—		$—		$32,709	$—		$—		$8,376	$—		$129,849	$—		$—		$13,597	$—		$294,914
Cost of revenues	74,763	211	82	AA	1,458	132	AA	1,331	187	AA	—		8,550	5,564	AA	—		4,420	499	AA	113,351	637	AB	—		6,899	960	AB	219,044

Gross profit	30,581	610	(82)		703	(132)		726	(187)		—		24,159	(5,564)		—		3,956	(499)		16,498	(637)		—		6,698	(960)		75,870
General and administrative expense	17,363	985	—		421	28	AM	342	75	AM	—		7,232	(386)	AN	700	AO	2,527	138	AM	3,933	—		317	AP	3,867	156	AM	37,698

Income (loss) from operations	13,218	(375)	(82)		282	(160)		384	(262)		—		16,927	(5,178)		(700)		1,429	(637)		12,565	(637)		(317)		2,831	(1,116)		38,172
Other income (expense)
Interest, net	(4,397)	(8)	—		(26)	—		(17)	—		21	AQ	(49)	(8,640)	AR	(1,363)	AS	53	(438)	AE	(5,394)	2,178	AF	(7,950)	AG	6	—		(26,024)
Other	186	116	—		—	—		—	—		—		72	—		—		237	—		7,127	—		—		—	—		7,738

Income (loss) before taxes	9,007	(267)	(82)		256	(160)		367	(262)		21		16,950	(13,818)		(2,063)		1,719	(1,075)		14,298	1,541		(8,267)		2,837	(1,116)		19,886
Minority interest	(488)	—	—		—	—		—	—		488	AT	—	—		—		—	—		—	—		—		—	—		—
Taxes	(1,344)	(142)	142	AH	(87)	87	AH	(111)	111	AH	—	AH	—	—	AH	—	AH	—	—	AH	(3,547)	(1,997)	AI	—	AH	(1,071)	1,071	AH	(6,888)

Net income (loss) from continuing operations	7,175	(409)	60		169	(73)		256	(151)		509		16,950	(13,818)		(2,063)		1,719	(1,075)		10,751	(456)		(8,267)		1,766	(45)		12,998
Discontinued operations	—	—	—		—	—		—	—		—		—	—		—		—	—		(4,138)	—		—		—	—		(4,138)

Net income (loss)	$7,175	$(409)	$60		$169	$(73)		$256	$(151)		$509		$16,950	$(13,818)		$(2,063)		$1,719	$(1,075)		$6,613	$(456)		$(8,267)		$1,766	$(45)		$8,860

Pro forma net income per common share
Basic	$0.48																												$0.42

Diluted	$0.44																												$0.39

Weighted average shares outstanding
Basic	14,832		55	AU		62	AU												125	AV		2,500	AV	3,450	AK		247	AL	21,271

Diluted	16,238		55	AU		62	AU												125	AV		2,500	AV	3,450	AK		247	AL	22,677

     The following pro forma adjustments have been made to the historical financial statements:
A)	Reflects the cash needed to complete the acquisition, the cash payment of $20.2 million to purchase Petro-Rentals and the repayment of Petro-Rentals of $7.1 million of borrowings under existing credit facilities. Petro-Rentals note related to insurance premiums will not be repaid at the acquisition date.

B)	Reflects the step-up in the basis of the fixed assets as a result of the acquisition to the lower of fair market value or actual cost.

C)	Reflects the estimated allocation of the purchase price to a goodwill and other intangibles such as customer list and non-compete.

D)	Reflects the current portion of payments due to the former owner and a key member of management of Petro-Rentals.

E)	Reflects the payment of accrued expenses related to the acquisition of Petro-Rentals.

F)	Reflects the deferred taxes related to the difference between the step-up basis of the fixed assets compared to the tax basis of those assets along with the non current portion of payments due to the former owner of Petro-Rentals..

G)	Reflects the elimination of the Petro- Rentals stockholders’ equity and the issuance of common stock worth $3.8 million in the Petro-Rentals acquisition. The common stock issued to the seller was valued at $15.50 per share, which was the average trading price of the common stock for the two day period prior to and after the date of the Petro-Rentals acquisition, including the date of the acquisition.

AA)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

AB)	Reflects the impact of depreciation expense as a result of the step-up in basis of fixed assets and a longer estimated life on the fixed assets.

AC)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisition of Rogers and Petro-Rentals.

AD)	Reflects the amortization on the financing fees related to the offering, issuance and sale of an additional $95.0 million of senior notes in the August 2006 notes offering.

AE)	Reflects the interest expense related to cash borrowed to affect the acquisitions. In conjunction with the Rogers acquisition, we issued a $750,000 note to the seller bearing interest at 5.0% fixed and we borrowed $5.0 million under our line of credit. We assumed an 8.0% interest rate for this $5.0 million borrowing which was our borrowing rate of our committed line of credit at that time. Each 0.125% of change in this interest rate would affect interest expense by $6,250 per annum.

AF)	Reflects the elimination of interest expense due to historical debt not being assumed or replaced. Approximately $8.6 million of pre-acquisition debt of DLS remained outstanding after the acquisition. The interest rate assumed on the $8.6 million of DLS debt was 6.21%, which was the actual average interest rate on this debt up to the acquisition date. Each 0.125% change in this interest rate would affect interest expense by $10,770 per annum. The interest expense category for DLS’ historical financials also includes other bank fees and other financial expenses of approximately $2.0 million up until the acquisition date and $2.7 million at December 31, 2005.

AG)	Reflects the interest expense related to the offering, issuance and sale of $95.0 million of senior notes in the August 2006 notes offering bearing interest at 9.0% offset by reduction of interest on existing debt that were repaid in conjunction with the offerings. We repaid our $4.0 million, 5.0% subordinated note with a portion of the net proceeds of the August 2006 notes offering. We also repaid the $5.0 million of indebtedness borrowed for the Rogers acquisition under our revolving line of credit with proceeds of the August 2006 notes offering.

AH)	A statutory tax rate of 35.0% was applied to the adjustments, but since Allis-Chalmers has a net operating loss carryforward no tax expense was recorded. In addition, the Allis-Chalmers net operating loss position offsets the historical tax liabilities of the acquired companies. The net operating loss carryforward , after the historical results for Allis-Chalmers for the year ended December 31, 2005, is approximately $20.2 million.

AI)	Income taxes for DLS were computed at the Argentina statutory tax rate of 35.0%. Allis-Chalmers has no net operating losses in Argentina to offset the tax liability.

AJ)	Reflects the pro rata issuance of shares of our common stock as part of the acquisition price for Rogers and DLS. The Rogers acquisition, completed April 1, 2006, included consideration of $1,650,000 in stock which equated to 125,285 shares of our common stock. The stock component of the purchase price for the DLS acquisition, completed August 14, 2006, was fixed at 2.5 million shares of our common stock.

AK)	Reflects the issuance of shares of our common stock as a result of our August offering of 3.45 million shares of our common stock to fund a portion of the cash component of the purchase price for the DLS acquisition.

AL)	Reflects the issuance of shares of our common stock as part of the acquisition price for Petro-Rentals. The stock component of the purchase price for the Petro-Rentals acquisition is comprised of 246,761 shares of our common stock.

AM)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisitions of Capcoil, W. T. Ent, Rogers and Petro-Rentals.

AN)	Reflects decreased rent expense of $386,000 in connection with Specialty acquisition: We entered into a new lease for the Specialty yard with the seller. Entering into this lease was required by the purchase agreement and was a condition to the closing of the Specialty acquisition.

AO)	Reflects the amortization of the financing fees related to the $160.0 million senior notes offering in January 2006.

AP)	Reflects the amortization on the financing fees related to the $95.0 million senior notes offering in August 2006.

AQ)	To acquire M-I’s 45% interest in AirComp we issued a new note for $4.0 million to replace a note for $4.8 million, both notes bore interest at 5.0%.

AR)	Reflects the interest expense on the $96.0 million of the $160.0 million of senior notes issued in January 2006 used to complete the acquisition of Specialty. The senior notes have a fixed interest rate of 9.0%.

AS)	Reflects the interest expense related to the proceeds of the $160.0 million senior notes offering in January 2006 in excess of cash needed for the Specialty acquisition. The senior notes have a fixed interest rate of 9.0%.

AT)	Reflects the elimination of the 45% minority interest position of M-I.

AU)	Reflects the pro rata issuance of shares of our common stock as part of the acquisition price for Delta and Capcoil. The Delta acquisition, completed April 1, 2005, included consideration of $1.0 million in our common stock. The Capcoil acquisition, completed May 2, 2005, included consideration of $765,000 in our common stock.

AV)	Reflects the issuance of shares of our common stock as part of the acquisition price for Rogers and DLS. The Rogers acquisition, completed April 1, 2006, included consideration of $1,650,000 in stock which equated to 125,285 shares of our common stock. The stock component of the purchase price for the DLS acquisition, completed August 14, 2006, was fixed at 2.5 million shares of our common stock.